                                                                 Exhibit 4.03(d)

                                 AMENDMENT NO. 2
                                       TO
                           LOAN AND SECURITY AGREEMENT
                       DATED DECEMBER 15, 2000, AS AMENDED
                                      AMONG
                    OCCUPATIONAL HEALTH + REHABILITATION INC
                CM OCCUPATIONAL HEALTH, LIMITED LIABILITY COMPANY
                                  OHR-SSM, LLC
               OCCUPATIONAL HEALTH PHYSICIANS OF NEW JERSEY, P.A.
                                       AND
                         DVI BUSINESS CREDIT CORPORATION

     This Amendment No. 2 ("Amendment") to the Loan and Security Agreement is made and entered into effective as of March 18, 2003, by and among Occupational Health + Rehabilitation Inc, a Delaware corporation; CM Occupational Health, Limited Liability Company, a Maine limited liability company; OHR-SSM, LLC, a Missouri limited liability company; and Occupational Health Physicians of New Jersey, P.A., a New Jersey professional service corporation (collectively referred to as "Borrowers" and individually as "Borrower") and DVI Business Credit Corporation ("Lender").

                                    RECITALS

          A. Borrowers and Lender entered into that certain Loan and Security Agreement dated December 15, 2000, and all amendments thereto (collectively referred to as the "Agreement") pursuant to which Borrowers obtained a revolving credit line facility from Lender.

          B. Borrowers and Lender desire to amend certain terms of the Agreement on and subject to the terms of this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are being acknowledged and affirmed, the parties hereto agree as follows:

          1. Amendments.

               (a) The first sentence in Section 2.8 of the Agreement is hereby amended in its entirety to read as follows: "The term of this Agreement is for the period from the Effective Date through March 31, 2004 ("Initial Term") and is non-cancelable."

               b) Section 9.20 Financial Covenants (a) shall be amended in its entirety to read as follows: "(a) OHR, on a consolidated basis, shall maintain the following financial covenants, measured in accordance with GAAP: (i) minimum Tangible Net Worth of no less than: (A) $2,500,000 at March 31, 2003 and at the end of each calendar quarter through March 31, 2004; (B) in the event the Loan is renewed in accordance with the terms set forth in the Agreement, $2,500,000 at June 30, 2004 and at the end of each calendar quarter through September 30, 2004, and $3,000,000 at December 31, 2004 and at the end of each calendar quarter through the remainder of the term, (ii) Maximum Leverage Coverage Ratio of 5.0 to 1.0, and (iii) Fixed Charge Coverage of not less than 1.25 to 1.0."

          2. Conditions to Closing. As of the execution date of this Amendment, Borrower will have delivered to Lender the following, in form and content satisfactory to Lender:

               (a) Amended and Restated Secured Promissory Note;

               (b) Secretary Certificates for all Borrowers;

               (c) Such other and further documents and instruments as Lender may request to implement the provisions of this Amendment and the Agreement and to perfect and protect the Liens and security interests created by the Loan Documents.

          3. No Waiver or Delay. Lender is entering into this Amendment without any forbearance, and without waiver or prejudice of defaults, events of default, and any rights or remedies Lender has or may have under the Agreement and applicable law. Accept as otherwise agreed to in writing, Lender hereby expressly reserves the right to declare a default in accordance with the Agreement and exercise all of Lender's rights and remedies thereunder.

          4. Miscellaneous. All capitalized terms used herein and not otherwise defined herein shall have the same meaning as in the Agreement. Any provision in this Amendment that may be contrary to any provision of the Agreement shall prevail and override the Agreement. Except as expressly set forth herein, all other provisions of the Agreement shall remain in full force and effect. Each Borrower and Lender warrant to each other that this Amendment has been authorized and duly executed and is binding on all parties hereto as of the date first above written.

     IN WITNESS WHEREOF, Borrowers and Lender have executed this Amendment by their duly authorized officers intending to be legally bound effective as of the date first above written.

                                           LENDER:
                                           DVI BUSINESS CREDIT CORPORATION


                                           By:  /s/ Gerald A. Hayes, Jr.
                                              ----------------------------------
                                           Print Name: Gerald A. Hayes, Jr.
                                           Title: Executive Vice President &
                                                  Chief Operating Officer

BORROWER:                                  BORROWER:
OCCUPATIONAL HEALTH + REHABILITATION INC,  OCCUPATIONAL HEALTH PHYSICIANS OF
A DELAWARE CORPORATION                     NEW JERSEY, P.A., A NEW JERSEY
                                           PROFESSIONAL SERVICE CORPORATION

By: /s/ Keith G. Frey                      By: /s/ Keith G. Frey
    -----------------------------------        ---------------------------------
Print Name: Keith G. Frey                  Print Name: Keith G. Frey
Title: CFO                                 Title: Vice President


BORROWER:                                  BORROWER:
CM OCCUPATIONAL HEALTH, LIMITED            OHR-SSM, LLC, A MISSOURI LIMITED
LIABILITY COMPANY, A MAINE LIMITED         LIABILITY COMPANY
LIABILITY COMPANY

By: Occupational Health +                  By: Occupational Health +
Rehabilitation Inc,                        Rehabilitation Inc,
A Delaware Corporation,                    A Delaware Corporation,
Its Member and Manager                     its Member and Manager

By: /s/ Keith G. Frey                      By: /s/ Keith G. Frey
    --------------------------------       ------------------------------------
Print Name: Keith G. Frey                  Print Name: Keith G. Frey
Title: CFO                                 Title: CFO

GUARANTOR ACKNOWLEDGEMENT:

The undersigned acknowledges that Lender has no obligation to provide it with notice of, or to obtain its consent to, the terms of the foregoing Amendment to the Agreement. The undersigned nevertheless acknowledges and agrees to the terms and conditions of this Amendment and acknowledges as of March 18, 2003 that its Guaranty remains fully valid, binding and enforceable against it in accordance with its terms.

GUARANTOR:                                 GUARANTOR:
SPORTS MEDICINE SYSTEMS PHYSICAL           OCCUPATIONAL HEALTH PHYSICIAN OF
THERAPY, INC.                              NEW YORK, P.C.

By: /s/ Matthew D. Flynn                   By: /s/ William B. Patterson
    -------------------------------        -----------------------------------
Print Name: Matthew D. Flynn               Print Name: William B. Patterson, MD
Title: President                           Title: President

GUARANTOR:                                 GUARANTOR:
OCUPATIONAL HEALTH PHYSICIANS, INC.        OHP-VT, INC.

By:  /s/ Dana Sparhawk                     By: /s/ William Mercia
     ------------------------------            ---------------------------------
Print Name: Dana Sparhawk                  Print Name: William Mercia, MD
Title: President                           Title: Secretary